PRESS RELEASE                        Huntingdon Life Sciences Group plc
                                     ("Huntingdon") (NYSE/SEAQ:HTD)
                                     Woolley Road, Alconbury, Huntingdon
                                     Cambs PE17 5HS, England

                                     For Further Information:
                                     Richard A. Michaelson
                                     Phone:  UK: +44 (0) 1480 892194
                                             US: (201) 525-1819
                                     e-mail: MichaelR@Princeton.Huntingdon.com

IMMEDIATE RELEASE

September 7, 1999

                    HUNTINGDON ANNOUNCES CHANGES TO DIRECTORS

Huntingdon, England, September 7, 1999 - Huntingdon Life Sciences Group plc (NYSE:HTD) announced today the appointment of Kirby Cramer, Roger Devlin, and Joseph Dowling to its Board of Directors. Mr. Cramer will join the Board as an Executive Director, and Messrs. Devlin and Dowling will be Non-Executive Directors. The appointments are effective immediately.

Kirby L. Cramer served as Chief Executive Officer of Hazleton Laboratories Corporation from 1968 and led it to become the world's largest provider of pre-clinical testing services when it was sold to Corning Inc in 1987. Following the acquisition he served as Chairman of the Board of Directors of Hazleton from 1987 through 1991. The Hazleton laboratories now form the pre-clinical segment of Covance (NYSE: CVD). Mr. Cramer also currently serves as a director of Unilab Corporation, Immunex Corp., Sonosite Inc., Ragan MacKenzie Group, Commerce Bancorporation, Landec Corporation, and Northwestern Trust Company. Previously Mr. Cramer was a director of ATL Ultrasound Inc., Pharmaceutical Product Development Inc., and International Technology.

Roger W. Devlin is the Corporate Development Director of Hilton International. Mr. Devlin served as a director and Head of Investment Banking at Henry Ansbacher from 1993 to 1996. Previously, he was Chief Executive and Head of Mergers and Acquisitions at Hill Samuel North America. Mr. Devlin serves as Non-Executive Chairman of the Monitor Group, one of the UK's leading private environmental services group, and director of First Residential Properties, Hilton International, and Ladbroke Casino Holdings.

Joseph L. Dowling III is the managing general partner and portfolio manager of Narragansett Asset Management LLC. Prior to forming the fund, Mr. Dowling was a partner of Oracle Partners, LP, an investment partnership, and a partner of
Oracle  Strategic  Partners  LP,  an  investment  partnership   specialising in
privately negotiated transactions. Mr. Dowling is currently a director of Narragansett Offshore Ltd, and was formerly a director of Thermatrix, Clinicor Inc., and SMV Acquisition Corp.

There are no details in respect of Messrs. Cramer, Devlin or Dowling that are required to be disclosed under Paragraph 6.F.2 (b) to (g) of the London Stock Exchange Listing Rules.

Huntingdon also announced the resignation of Roger Pinnington from its Board, effective immediately. Mr. Pinnington has served as Deputy Chairman and Senior Independent Non-Executive Director since September 1998, and Non-Executive Chairman since December, 1994.

Andrew Baker, Huntingdon's Chairman, said "I would very much like to thank Roger Pinnington for his services to the company over the years and, in particular, express my sincere appreciation for his help in the transition period when the new management group became involved with Huntingdon last year. His support, advice and perspective have been very valuable."

Mr. Baker added "We are excited to have the benefit of Messrs. Cramer, Devlin, and Dowling join our Board. Each brings experience, objectivity, and insight that I am sure will be most helpful in the strategic management of our company."

Huntingdon  Life Sciences Group plc is one of the world's leading CROs providing
product  development  services  to  the   pharmaceutical,  agrochemical  and
biotechnology industries. Huntingdon operates research facilities in the United Kingdom (Huntingdon and Eye, England) and in the United States (The Princeton Research Centre, New Jersey).

This announcement contains statements that may be forward-looking as defined by the USA's Private Litigation Reform Act of 1995. These statements are based largely on Huntingdon's expectations and are subject to a number of risks and uncertainties, certain of which are beyond Huntingdon's control, as more fully described in Huntingdon's Form 20-F as filed with the US Securities and Exchange Commission.



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